Exhibit 1.2

EXECUTION VERSION

WISCONSIN POWER AND LIGHT COMPANY

(a Wisconsin corporation)

5.00% DEBENTURES DUE 2019

PURCHASE AGREEMENT

Dated: July 7, 2009

i

	(xxii)	Accounting Controls and Disclosure Controls	11

(b)	Officer’s Certificates		12

SECTION 2.	Sale and Delivery to Underwriters; Closing		12

(a)	The Securities		12

(b)	Payment		12

(c)	Denominations; Registration		12

SECTION 3.	Covenants of the Company		13

(a)	Compliance with Securities Regulations and Commission Requests		13

(b)	Filing of Amendments		13

(c)	Delivery of Registration Statements		13

(d)	Delivery of Prospectuses		14

(e)	Continued Compliance with Securities Laws		14

(f)	Blue Sky Qualifications		14

(g)	Rule 158		15

(h)	Use of Proceeds		15

(i)	Restriction on Sale of Securities		15

(j)	Reporting Requirements		15

(k)	2005 Act Filings		15

(l)	Rating of Securities		15

(m)	DTC		15

(n)	Compliance with Regulatory Approvals		15

(o)	Issuer Free Writing Prospectus		16

(p)	Final Term Sheet		16

SECTION 4.	Payment of Expenses		16

(a)	Expenses		16

(b)	Termination of Agreement	16

SECTION 5.	Conditions of Underwriters’ Obligations	17

(a)	Effectiveness of Registration Statement	17

(b)	Opinion of Counsel for Company	17

(c)	Opinion of Counsel for Underwriters	17

(d)	Officers’ Certificate	18

(e)	Accountant’s Comfort Letter	18

(f)	Bring-down Comfort Letter	18

(g)	Maintenance of Rating	18

(h)	Additional Documents	19

(i)	Termination of Agreement	19

SECTION 6.	Indemnification	19

(a)	Indemnification of Underwriters	19

(b)	Indemnification of Company, Directors and Officers	20

(c)	Actions against Parties; Notification	20

(d)	Settlement without Consent if Failure to Reimburse	21

SECTION 7.	Contribution	22

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	23

SECTION 9.	Termination of Agreement	23

(a)	Termination; General	23

(b)	Liabilities	24

SECTION 10.	Default by One or More of the Underwriters	24

SECTION 11.	Notices	24

SECTION 12.	Parties	25

SECTION 13.	Governing Law and Time	25

SECTION 14.	Effect of Headings	25

SECTION 15.	Counterparts	25

SCHEDULES

Schedule A – List of Underwriters’ Purchase Amounts
Schedule B – Issuer Free Writing Prospectuses contained in the General Disclosure Package
Schedule C – Pricing Information
Schedule D – Final Term Sheet

EXHIBITS

Exhibit A – Form of Opinion of Company’s Counsel
Exhibit B – Form of Letter of Company’s Counsel

WISCONSIN POWER AND LIGHT COMPANY

(a Wisconsin corporation)

5.00% DEBENTURES DUE 2019

PURCHASE AGREEMENT

July 7, 2009

Banc of America Securities LLC

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288-0613

Ladies and Gentlemen:

Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), confirms its agreement with Banc of America Securities LLC (“BOA”) and Wells Fargo Securities, LLC (“Wells Fargo”), and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BOA and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on Schedule A of $250,000,000 aggregate principal amount of the Company’s 5.00% Debentures due 2019 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of June 20, 1997 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Base Indenture and the Officers’ Certificate (as defined in the Base Indenture) to be executed in connection with the offering of the Securities, establishing the form and terms of the Securities pursuant to Section 2.01 of the Base Indenture. The Securities are to be issued in book-entry form and will be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to the blanket letter agreement, dated July 1, 2004 (the “DTC Agreement”), between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on
Form S-3 (No. 333-159477), including a base prospectus (the “Base Prospectus”), for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”) and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), which registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from the Registration Statement at the time it first became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and schedules thereto, at such time, is referred to herein as the “Registration Statement;” and the Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any Registration Statement filed pursuant to Rule 462(b) is herein referred to as the “Rule 462(b) Registration Statement” and after any such filing references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The final prospectus supplement, together with the Base Prospectus, in the form first furnished to the Representatives by the Company for use in connection with the offering of the Securities, is referred to herein as the “Prospectus.” A “preliminary prospectus” shall be deemed to refer to any preliminary prospectus supplement, together with the Base Prospectus, used in connection with the offering of the Securities that omitted the Rule 430B Information. For the purposes of this Agreement, all references to the “Registration Statement,” the “Prospectus” or any preliminary prospectus shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in, as of such applicable date, the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to the Registration Statement, amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in, as of such applicable date, the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a)	Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Registration Statement, Prospectus and Disclosure at Time of Sale. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any Rule 462(b) Registration Statement became effective (including without limitation any effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Indenture complied and will comply in all material respects with the requirements of the 1939 Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule B and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m. (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) or is exempt from filing pursuant to Rule 433(d)(8)(i) relating to road shows.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(ii) Incorporated Documents.

(A) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, the Statutory Prospectus and the Prospectus, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(B) The description of regulatory matters to which the Company is subject, as disclosed in the Company’s filings with the Commission under the 1934 Act and the 1934 Act Regulations and as incorporated by reference into the Registration Statement, is true and correct in all material respects, except to the extent such description in any specific filing has been superseded, updated or supplemented by such description in a subsequent filing under the 1934 Act or the 1934 Act Regulations made prior to the date hereof or by such description in the Statutory Prospectus and the Prospectus.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and by the rules of the Public Company Accounting Oversight Board.

(iv) Financial Statements. The financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in common equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Statutory Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business nor has there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, and (C) except for regular dividends on the common stock, par value $5.00 per share, of the Company (the “Common Stock”), the 4.40% Preferred Stock, $100.00 par value per share, of the Company, the 4.50% Preferred Stock, $100.00 par value per share, of the Company, the 4.76% Preferred Stock, par value $100.00 per share, of the Company, the 4.80% Preferred Stock, par value $100.00 per share, of the Company, the 4.96% Preferred Stock, par value $100.00 per share, of the Company, the 6.20% Preferred Stock, par value $100.00 per shares, of the Company and the 6.50% Preferred Stock, par value $25.00 per share, of the Company (collectively, the “Preferred Stock”) in amounts per share that are consistent with past practice, or the terms of the Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in
Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the outstanding equity interests of each such Subsidiary has been duly authorized and validly issued and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge or lien that reasonably would be expected to result in a Material Adverse Effect; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any other holder of equity interests of such Subsidiary that reasonably would be expected to result in a Material Adverse Effect. The only Subsidiary of the Company is the Subsidiary listed on Exhibit 21.2 to the Company’s Annual Report on
Form 10-K for the year ended December 31, 2008.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date hereof is set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to existing reservations, agreements or employee benefit plans, or pursuant to the exercise of convertible securities or options outstanding on the date hereof or pursuant to any dividend reinvestment plan). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. As of the date hereof, except for 29,957 shares of the Company’s 4.40% Preferred Stock, 99,970 shares of the Company’s 4.50% Preferred Stock, 29,947 shares of the Company’s 4.76% Preferred Stock, 74,912 shares of the Company’s 4.80% Preferred Stock, 64,979 shares of the Company’s 4.96% Preferred Stock, 150,000 shares of the Company’s 6.20% Preferred Stock, and 599,460 shares of the Company’s 6.50% Preferred Stock, all of the issued and outstanding shares of the capital stock of the Company are owned by Alliant Energy Corporation, a Wisconsin corporation (the “Parent”), free and clear of all liens, encumbrances, equities or claims. Immediately prior to the Closing Time, except for 29,957 shares of the Company’s 4.40% Preferred Stock, 99,970 shares of the Company’s 4.50% Preferred Stock, 29,947 shares of the Company’s 4.76% Preferred Stock, 74,912 shares of the Company’s 4.80% Preferred Stock, 64,979 shares of the Company’s 4.96% Preferred Stock, 150,000 shares of the Company’s 6.20% Preferred Stock, and 599,460 shares of the Company’s 6.50% Preferred Stock, all of the issued and outstanding shares of capital stock of the Company will be owned directly by Parent, free and clear of all liens, encumbrances, equities or claims. The Parent is a “holding company” as defined under the Public Utility Holding Company Act of 2005 (the “2005 Act”). The Company is a “subsidiary company” and a “holding company” within the Alliant Energy Corporation “holding company system,” each as defined under the 2005 Act.

(ix) Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided for in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Description of the Securities and the Indenture. The statements relating to the Securities and the Indenture contained in the Prospectus and the General Disclosure Package conform, respectively, in all material respects to the terms of the Securities and the Indenture.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (A) the charter or by-laws of the Company or any of its subsidiaries (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for any such violations with respect to this clause (B) as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (A) the properties or assets of the Company and its subsidiaries or (B) the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required except that this Agreement, an opinion of Foley & Lardner LLP with respect to the validity of the Securities and the Officers’ Certificate (as defined in the Base Indenture) establishing the form and terms of the Securities will be filed as exhibits to a Current Report on Form 8-K which shall be filed with the Commission in accordance with the 1934 Act and the 1934 Act Regulations prior to the filing of the Prospectus.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement or for the due execution, delivery and performance of the Indenture by the Company, except (A) such as have been already obtained, (B) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, and (C) such as may be required to be filed with the Public Service Commission of Wisconsin (the “PSCW”), solely with respect to filings required to be made with the PSCW subsequent to the Closing Time (such PSCW filings to be made by the Company).

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Without limiting the foregoing, the Company has received a final order of the PSCW, dated July 2, 2009, authorizing the issuance of the Securities and such issuance is in compliance with the terms and conditions of such order. Such order is in full force and effect and has not been amended, supplemented or otherwise modified. No proceeding to review, suspend, limit, modify, restrict or revoke such order has been instituted.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the General Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Accounting Controls and Disclosure Controls. The Company together with its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company together with its consolidated subsidiaries employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(b)	Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)	The Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule C, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)	Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Company at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. BOA, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for all or a portion of the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)	Denominations; Registration. Certificates for the Securities shall be in such denominations (in integral multiples of $1,000) as the Representatives may request in writing at least two full business days before the Closing Time and registered in the name of Cede & Co., as nominee of DTC. The certificates for the Securities will be made available for examination and packaging by the Representatives in New York, New York not later than noon (Eastern time) on the last business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)	Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment, supplement or revision to the Registration Statement (including any filing under Rule 462(b)), preliminary prospectus or Prospectus if such amendment, supplement or revision relates to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)	Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies (one of which shall be manually signed) of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies (one of which shall be manually signed) of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)	Delivery of Prospectuses. The Company has delivered or will deliver to each Underwriter, without charge, as many copies of the final prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)	Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Registration Statement or the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)	Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for such period.

(g)	Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)	Restriction on Sale of Securities. During a period of 15 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities of the Company or any securities convertible into or exercisable or exchangeable for debt securities of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of debt securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j)	Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)	2005 Act Filings. The Company shall timely file all notifications, forms and reports that may be required under the 2005 Act so as to permit the completion of the distribution and sale of the Securities as contemplated in this Agreement and in the Prospectus.

(l)	Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

(m)	DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(n)	Compliance with Regulatory Approvals. The Company will comply with the terms and conditions of the final order of the PSCW, as such order is amended from time to time until superseded, and shall timely file all notifications, forms and reports that may be required in connection therewith so as to permit the completion of the distribution and sale of the Securities as contemplated in this Agreement and in the Prospectus.

(o)	Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(p)	Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form attached hereto as Schedule D and approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

SECTION 4. Payment of Expenses.

(a)	Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the reproduction and delivery to the Underwriters of this Agreement, the Indenture, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (viii) any fees payable in connection with the rating of the Securities.

(b)	Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters (provided that such out-of-pocket expenses, fees and disbursements do not exceed $200,000).

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)	Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) without reliance on Rule 424(b)(8).

(b)	Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(c)	Letter from Counsel for Company. At Closing Time, the Representatives shall have received a letter, dated as of Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, of Foley & Lardner LLP, counsel for the Company, to the effect set forth in Exhibit B hereto.

(d)	Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(e)	Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, nor shall there have been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that (i) there has been no such material adverse change or any developments involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) the Company is not in default in the performance of any of the covenants to be performed by it under the Indenture, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(f)	Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)	Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)	Maintenance of Rating. At the Closing Time, the Securities shall be rated at least “A2” by Moody’s and “A-” by S&P, and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other securities.

(i)	Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions (including but not limited to those referenced above) as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j)	Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)	Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)	Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)

Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled to, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to local counsel) to represent them and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Representatives, either (i) there is an actual or potential conflict between the position of the Company on the one hand and the Underwriters on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the Company (in any of which events the Company shall not have the right to direct the defense of such action on behalf of the Representatives with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a)	Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the NYSE Amex Equities or the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if a material disruption has occurred in securities settlement or clearance services in the United States.

(b)	Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)	if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at:

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, New York 10036

Attention: High-Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288-0613

Attention: Transaction Management Department

Facsimile: 704-383-9165

and notices to the Company shall be directed to it at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, attention of Patricia L. Kampling, Vice President – Chief Financial Officer and Treasurer, or her successor (telephone: (608) 458-3391; facsimile:
(608) 458-0132).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciary Duty. The Company hereby acknowledges that the Underwriters will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person. The Company and the Underwriters each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A BREACH HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

WISCONSIN POWER AND LIGHT COMPANY

By:	/s/ Patricia L. Kampling
Name:	Patricia L. Kampling
Title:	Vice President – Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Parker Weil
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Kristine Thomas
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature page to WPL Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Principal amount of Securities
Banc of America Securities LLC	$75,000,000

Wells Fargo Securities, LLC	$75,000,000

BNY Mellon Capital Markets, LLC	$37,500,000

UBS Securities LLC	$37,500,000

Commerzbank Capital Markets Corp.	$12,500,000

Mizuho Securities USA Inc.	$12,500,000

Total	$250,000,000

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet, dated as of July 7, 2009

SCHEDULE C

WISCONSIN POWER AND LIGHT COMPANY

(a Wisconsin corporation)

5.00% DEBENTURES DUE 2019

1. The initial public offering price of the Securities shall be 99.385% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Securities shall be 98.735% of the principal amount thereof.

3. The interest rate on the Securities shall be 5.00% per annum.

4. The debentures will be redeemable as a whole or in part, at the Company’s option at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Trustee, of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debentures.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, UBS Securities LLC or their Affiliates which are primary U.S. Government securities dealers, one primary U.S. Government securities dealer located in The City of New York (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, one Primary Treasury Dealer selected by BNY Mellon Capital Markets, LLC and one Primary Treasury Dealer selected by the Company, and their respective successors; provided, however, that if any of the foregoing or their Affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SCHEDULE D

WISCONSIN POWER AND LIGHT COMPANY

Final Term Sheet

Dated July 7, 2009

Issuer:	Wisconsin Power and Light Company

Size:	$250,000,000

Security Type:	Debentures

Maturity Date:	July 15, 2019

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2010

Coupon:	5.00%

Price to Public	99.385%

Yield to Maturity:	5.079%

Benchmark Treasury:	3.125% due May 15, 2019

Benchmark Treasury Yield:	3.479%

Spread to Benchmark Treasury:	+ 160 bps

Optional Redemption - Reinvestment Rate:	Make-whole call at T + 25 bps

Trade Date:	July 7, 2009

Settlement Date:	July 10, 2009 (T+3)

CUSIP:	976826 BG1

ISIN:	US976826BG12

Underwriters:

Joint Book-Running Managers

Banc of America Securities LLC

Wells Fargo Securities, LLC

BNY Mellon Capital Markets, LLC

UBS Securities LLC

Co-Managers

Commerzbank Capital Markets Corp.

Mizuho Securities USA Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents from Banc of America Securities LLC by calling 1-800-294-1322 or from Wells Fargo Securities, LLC by calling
1-800-326-5897.

EXHIBIT A

FORM OF OPINION OF FOLEY & LARDNER

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

The Company is validly existing as a corporation under the laws of the State of Wisconsin.

The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

The Company is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

The shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to the best of our knowledge, none of the outstanding shares of common stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

WPL Transco, LLC is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation
S-X). WPL Transco, LLC is validly existing as a limited liability company under the laws of the jurisdiction of its incorporation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys’ fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party’s own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture, and the Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee), and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys’ fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party’s own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Securities, and the Securities contain legally adequate provisions for the realization of the principal legal rights and benefits offered thereby, and will be entitled to the benefits of the Indenture.

The Indenture has been duly qualified under the 1939 Act.

The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, statistical data and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated by reference in the General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

To the best of our knowledge and other than as set forth in the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary thereof is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

The information in the Statutory Prospectus and the Prospectus under “Description of Debentures” and “Description of Debt Securities” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

All descriptions in the Registration Statement and the General Disclosure Package of franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any of its subsidiaries are a party, to the extent that they describe legal matters, are accurate in all material respects; and to the best of our knowledge, there are no such documents required to be described or referred to in the Registration Statement or the General Disclosure Package or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

To the best of our knowledge, the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S., Wisconsin or New York court or governmental authority or agency (other than such as have already been obtained and such as may be required under or by the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold and the PSCW (solely with respect to filings required to be made with the PSCW subsequent to the Closing Time), as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to those agreements set forth on Schedule A hereto (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, or similar organizational documents, of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S., Wisconsin or New York government, government instrumentality or court, having jurisdiction over the Company or any of its properties, assets or operations.

The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

In rendering this opinion, we relied as to matters of fact (but not as to legal conclusions), to the extent we deemed proper, on certificates of responsible officers of the Company and public officials.

SCHEDULE A TO THE FORM OF OPINION OF FOLEY & LARDNER

1.	Second Amended and Restated Five Year Credit Agreement, dated Nov. 7, 2006, among WPL and the Banks set forth therein

2.	Indenture, dated as of June 20, 1997, between WPL and Wells Fargo Bank, National Association, as Trustee, relating to debt securities

3.	Officers’ Certificate, dated as of March 1, 2000, creating WPL’s 7-5/8% debentures due March 1, 2010

4.	Officers’ Certificate, dated as of July 28, 2004, creating WPL’s 6.25% debentures due July 31, 2034

5.	Officers’ Certificate, dated as of August 8, 2007, creating WPL’s 6.375% debentures due August 15, 2037

6.	Officers’ Certificate, dated as of October 1, 2008, creating WPL’s 7.60% Debentures due October 1, 2038

EXHIBIT B

FORM OF LETTER OF FOLEY & LARDNER

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

We have acted as counsel for the Company in connection with the sale to the Underwriters of the Securities. The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the General Disclosure Package involve matters of a non-legal nature. Therefore, except to the extent specifically described in paragraphs 15 and 16 in our opinion letter dated the date hereof, we are not passing upon, and do not take any responsibility for, the accuracy, completeness or fairness of, the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus or the General Disclosure Package and have not made an independent check or verification thereof. We have, however, reviewed the Registration Statement, the Prospectus and the General Disclosure Package and participated in conferences and telephone conversations with certain officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm and representatives of and counsel for the Underwriters, during which conferences and conversations the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were reviewed and discussed.

Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its most recent effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, at the time the Prospectus was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case we express no belief with respect to any financial statements and related notes, financial schedules or other financial, accounting or statistical data or information, or assessments of or reports on the effectiveness of internal control, contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the General Disclosure Package. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any such information contained in subsequent constituent documents modifies or replaces such statement.